 Exhibit 5.1

111 Congress Avenue, Suite 1700
Austin, Texas 78701
512.320.9200 Phone
512.320.9292 Fax
andrewskurth.com

October 10, 2014

Crossroads Systems, Inc.

1100 North Mopac Expressway

Austin, TX 78759

Re: Registration Statement on Form S-1 (No. 333-198861)

Ladies and Gentlemen:

We have acted as counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the public offering of up to $12,000,000 of (i) shares of Series H Cumulative Perpetual Preferred Stock, par value $0.001 per share and liquidation preference of $25.00 per share (the “Series H Preferred Stock”), and (ii) warrants (the “Warrants”) purchase shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share (“Common Stock”). The foregoing securities are collectively referred to herein as the “Securities.”

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Certificate of Designation of 5.0% Series F Convertible Preferred Stock of the Company, as amended to date; (d) the form of Warrants; (e) the form of Certificate of Designation of the Series H Preferred Stock to be filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”), (e) the Amended and Restated Bylaws of the Company, effective as of November 7, 2013; (f) certain resolutions of the Board of Directors of the Company (the “Board”) and committees thereof; and (g) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

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October 10, 2014

We have further assumed that, after the date hereof, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus; and (iii) none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of such Securities will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction then imposed by a court or governmental body having jurisdiction over the Company.

We have further assumed (i) the taking by Board or Directors or the applicable committee thereof of all necessary corporate action to establish the terms of and to authorize and approve the issuance of such Securities, the specific terms of the offering thereof and related matters; (ii) the due filing with, and acceptance by, the Office of the Secretary of State of the State of Delaware of the final Certificate of Designation (specifying the number of authorized shares, dividend rate and any other information not included in or not determined in the form of Certificate of Designation reviewed by us); (iii) that the definitive underwriting agreement with respect to Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that the consideration payable for the Securities sold thereunder will have been paid to the Company in accordance with such agreement; and (iv) that the Warrant Shares issuable upon exercise of Warrants being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such exercise.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)     when issued, sold and paid for in accordance with the definitive underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement, the Series H Preferred Shares will be validly issued, fully paid and nonassessable;

(2)     when issued, sold and paid for in accordance with the definitive underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company; and

(3)     when issued and paid for in accordance with the terms and conditions of the Warrants upon the exercise thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.

October 10, 2014

Our opinion in paragraph 2 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America. For purposes of this opinion, we assume that the Securities were, or will be, as applicable, issued in compliance with all applicable state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ Andrews Kurth LLP